Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contacts:

Jeff Lambert, Jeff Tryka

Lambert, Edwards & Associates

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces Fourth Quarter and

Full Year 2008 Results; Unveils 2009 Outlook

Warren, Mich., February 19, 2009 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced financial results for its fourth quarter and fiscal year ended December 31, 2008. The Company’s full-year results included cash collections of $369.6 million and a decline in operating expenses to 53.0 percent of cash collections. The Company reported earnings per fully diluted share in the fourth quarter of $0.12.

Asset Acceptance reported cash collections of $83.3 million in the fourth quarter ended December 31, 2008, a decrease of 6.5 percent versus the year-ago period, driven primarily by the continued deterioration of the collections environment. For the full-year period ended December 31, 2008, cash collections declined 0.4 percent to $369.6 million, compared to $371.2 million in the prior-year period.

Total revenues decreased 11.6 percent to $55.0 million for the fourth quarter 2008, compared to revenues of $62.2 million in the year-ago period. Total revenues for the fiscal year ended December 31, 2008 declined 5.6 percent to $234.2 million, compared to $248.0 million in the prior year. Fiscal 2008 purchased receivable revenues declined 5.2 percent to $232.9 million, down from $245.7 million in fiscal 2007. The Company reported a fourth quarter 2008 net impairment charge of $4.6 million versus $0.9 million in the fourth quarter of 2007. For the full-year 2008, Asset Acceptance reported net impairment charges of $13.0 million compared to $24.4 million in fiscal 2007.

The Company reported net income in the fourth quarter 2008 of $3.8 million, or $0.12 per fully diluted share, compared to net income of $4.0 million, or $0.13 per fully diluted share in the fourth quarter 2007. Net income for the year ended December 31, 2008 declined 23.0 percent to $15.7 million, or $0.51 per fully diluted share, compared to $20.4 million, or $0.63 per fully diluted share in fiscal 2007.

Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $38.9 million in the fourth quarter of 2008, up 1.2 percent compared to the same period a year ago. For the year ended December 31, 2008, Adjusted EBITDA grew to $179.7 million, an increase of 5.8 percent when compared to the prior-year period. Please refer to the table on page four, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

Asset Acceptance Fourth Quarter and Full Year 2008 Results

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“Undoubtedly, 2008 will long be remembered for the significant economic turmoil that has dramatically impacted the financial well-being of the American consumer,” said Rion Needs, President and CEO of Asset Acceptance Capital Corp. “For us, these trying times present both challenges and opportunities. On the one hand, increasing unemployment and other macro-economic factors are leading to increases in delinquencies of consumer debt that we expect will be available for purchase in the future. On the other hand, the receivables that we acquired in previous periods have become more difficult to liquidate. Our challenge is to remain diligent and tailor our collection efforts to maximize the long-term return to the Company while positioning ourselves to take advantage of increases in the supply of receivables that will be coming to market.”

Needs continued: “We continue to focus on achieving a high level of operational discipline throughout the organization. In 2008, we improved our operating expenses as a percentage of cash collections by approximately 290 basis points when compared to 2007. By better controlling our operating costs, we increased Adjusted EBITDA by 5.8 percent despite a small drop in our year-over-year cash collections. We are investing in our people, processes and tools in order to drive efficiencies and maintain profitability in this challenging environment in order to be poised for growth as the supply of receivables builds.”

During the fourth quarter of 2008, the Company invested $32.2 million to purchase charged-off consumer debt portfolios with a face value of $636.5 million, representing a blended rate of 5.06 percent of face value. This compares to the prior-year fourth quarter, when the Company invested $60.7 million to purchase consumer debt portfolios with a face value of $1.5 billion, representing a blended rate of 4.10 percent of face value (net of buybacks through 2008). For the full year 2008, the Company invested $155.2 million in purchased receivables with a face value of $3.8 billion, or 4.05 percent of face value. By comparison, in 2007, the Company invested $169.5 million in purchased receivables with a face value of $5.2 billion, or 3.26 percent of face value. The Company indicated that the increase in the blended rate paid resulted from an overall higher quality of purchased receivables acquired in the current periods compared to the prior periods. All purchase data is adjusted for buybacks.

“We continue to be selective in the receivables that we acquire, preferring to purchase moderate levels of debt from trusted sellers,” said Needs. “We will continue to purchase at moderate levels that are below our current purchasing capacity as pricing and liquidation rates continue to decline. We will look to increase our purchasing levels as we start to see signs of a pricing bottom and the beginnings of a rebound in liquidation rates. We believe this will likely happen in late 2009 or early 2010, but will continue to update our models and timing as new economic data becomes available.”

Asset Acceptance Fourth Quarter and Full Year 2008 Results

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Mark A. Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “I am pleased that we were able to reduce our operating expenses to 53.0 percent of cash collections in 2008, despite the difficult collections environment. However, continued increases in our amortization rates of purchased receivables and interest expense on our debt led to a decline in net income to $15.7 million in 2008, compared to $20.4 million in 2007. Our strong cash flow allowed us to reduce our revolving line of credit by $8.2 million in 2008 while investing $155.2 million to purchase receivables. We remain dedicated to effectively managing Asset Acceptance through the current recession so that we can improve results as the economy recovers.”

Fiscal 2009 Outlook

The Company also unveiled its econometric model, including expectations for operating in the current economic environment. Management noted that with continued weakness in the U.S. economy, 2009 will likely be a challenging year for collections. However, management believes that the current environment also presents substantial opportunities, and has a strategic plan that lays the foundation for long-term success.

In developing the model, management conducted an in-depth economic analysis of the current collections and purchasing environment, reviewing key economic indicators that will likely impact business results. The result of this work is a refined quantitative econometric model that will identify major shifts in trends, and be used to guide the Company’s timing of portfolio purchases and maximize return on investment in purchased receivables.

Based on current and expected economic trends, management believes the supply of charged-off receivables will continue to grow through much of 2009, resulting in improving pricing. In addition, increasing levels of unemployment and credit card delinquency suggests collectability will continue to be challenging, resulting in lower revenue and profitability for recent portfolio purchases in the near term. As a result, the Company expects to be selective in its portfolio purchases, which will likely result in reduced investments in purchased receivables for the first half of 2009 as compared to prior years. The Company expects to increase purchases later in the year at substantially better collections-to-price multiples because it projects pricing to continue to improve into late 2009 and early 2010. The Company also believes that the bottom of this pricing market will roughly correspond with improving liquidation rates, resulting in increased revenues, earnings and return-on-portfolio investment. Management will continue to focus on efficiently and profitably collecting on its existing portfolios while updating its econometric model to guide the timing of increased portfolio purchasing.

President and CEO Rion Needs concluded: “Although the expansion of our credit facility and other financing remains an option, we believe the long-term costs associated with refinancing in the current credit market would not be prudent. We continue to explore financing alternatives, recognizing that we have significant purchasing power based on current cash flow and from our current credit agreement to take advantage of opportunities in the market. However, we believe that the market will continue to improve and provide significantly better buying opportunities in the medium term (6-18 months), making it prudent for us to delay significant portfolio purchases until later in the year. We believe that pursuing this strategy will result in positioning the Company for improved growth in 2010 and beyond.”

Asset Acceptance Fourth Quarter and Full Year 2008 Results

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

The Company provided the following table which reconciles GAAP net income as reported, to Adjusted EBITDA. The Company indicated the measure “Adjusted EBITDA” is the basis for its management bonus program, and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders, and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income	$3,781,235	$3,951,594	$15,723,196	$20,406,513
Add: interest income and expense (net), income taxes, depreciation	6,279,037	7,006,180	26,627,712	24,461,497
Add (subtract): (gain) loss on disposal of assets	210,102	(444,439)	56,825	(702,992)
Add: impairment of assets	170,692	266,667	616,343	266,667
Add (subtract): other (income) expense	(7,274)	(99,449)	(21,896)	(151,154)

Subtotal	10,433,792	10,680,553	43,002,180	44,280,531
Change to balance of purchased receivables	28,618,956	27,831,887	137,252,354	126,243,395
Non-cash revenue	(127,361)	(47,510)	(575,006)	(756,671)

Adjusted EBITDA	$38,925,387	$38,464,930	$179,679,528	$169,767,255

Cash collections	$83,345,578	$89,144,650	$369,578,130	$371,178,463
Other revenues, net	170,341	301,394	1,146,494	1,466,620
Operating expenses	(45,975,626)	(52,413,169)	(195,838,106)	(207,556,259)
Depreciation & amortization	1,004,300	1,032,709	3,954,802	4,274,932
Impairment of assets	170,692	266,667	616,343	266,667
Loss on disposal of equipment and other assets	210,102	132,679	221,865	136,832

Adjusted EBITDA	$38,925,387	$38,464,930	$179,679,528	$169,767,255

Fourth Quarter and Year-End 2008 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until February 19, 2010.

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About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and Web casts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries that the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q4 ‘08	Q3 ‘08	Q2 ‘08	Q1 ‘08	Q4 ‘07
Total revenues	$55.0	$58.4	$56.5	$64.4	$62.2
Cash collections	$83.3	$90.8	$95.2	$100.3	$89.1
Operating expenses to cash collections	55.2%	55.2%	52.2%	50.0%	58.8%
Traditional call center collections (Note 1)	$35.1	$38.4	$42.2	$47.5	$38.6
Legal collections	$34.9	$38.1	$39.9	$38.2	$37.6
Other collections (Note 1)	$13.3	$14.3	$13.1	$14.6	$12.9
Amortization rate	34.2%	36.0%	41.0%	36.4%	31.2%
Collections on fully amortized portfolios	$17.7	$18.4	$20.3	$22.2	$20.4
Core amortization rate (Note 2)	43.4%	45.1%	52.1%	46.8%	40.5%
Investment in purchased receivables (Note 3)	$32.2	$35.9	$65.0	$22.1	$60.7
Face value of purchased receivables (Note 3)	$636.5	$724.0	$1,922.9	$544.0	$1,479.0
Average cost of purchased receivables (Note 3)	5.06%	4.96%	3.38%	4.06%	4.10%
Number of purchased receivable portfolios	23	42	52	47	46
Collections per account representative FTE	$34,994	$39,866	$45,538	$53,908	$44,235
Average account representative FTE’s	1,003	966	939	901	889

Note 1: Amounts reclassified for purposes of comparability to current periods.

Note 2: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 3: All purchase data is adjusted for buybacks.

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Purchased Receivables Revenues

	Three Months Ended December 31, 2008
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2003 and prior	$16,922,585	$16,030,474	N/M	%	N/M	%	$285,600	$14,205,902
2004	6,283,258	4,139,738	34.1		6.08		1,774,300	1,055,473
2005	6,875,733	3,846,204	44.1		4.08		336,000	24,133
2006	15,740,083	10,127,371	35.7		4.88		2,167,497	1,727,832
2007	19,736,899	11,264,597	42.9		3.47		20,813	637,223
2008	17,787,020	9,445,599	46.9		2.66		18,276	73,516

Totals	$83,345,578	$54,853,983	34.2		5.13		$4,602,486	$17,724,079

	Three Months Ended December 31, 2007
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$15,392,547	$14,070,257	N/M	%	N/M	%	$—	$13,299,254
2003	12,183,093	8,955,760	26.5		23.22		(248,600)	4,276,864
2004	9,695,151	6,858,595	29.3		6.85		1,184,900	858,731
2005	10,359,395	6,036,362	41.7		3.79		—	12,278
2006	23,639,849	16,482,364	30.3		5.49		—	1,992,660
2007	17,874,615	8,956,935	49.9		2.56		—	—

Totals	$89,144,650	$61,360,273	31.2		6.42		$936,300	$20,439,787

	Twelve Months Ended December 31, 2008
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2003 and prior	$86,570,398	$80,343,561	N/M	%	N/M	%	$(1,575,800)	$66,525,760
2004	32,275,692	22,173,829	31.3		6.93		4,582,964	3,707,110
2005	35,638,117	14,871,669	58.3		3.13		4,698,986	80,738
2006	79,953,394	50,894,934	36.3		5.30		4,627,497	7,493,922
2007	93,183,368	44,063,847	52.7		2.88		688,813	715,897
2008	41,957,161	20,552,942	51.0		2.68		18,276	101,294

Totals	$369,578,130	$232,900,782	37.0		5.60		$13,040,736	$78,624,721

	Twelve Months Ended December 31, 2007
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$76,116,507	$66,025,915	N/M	%	N/M	%	$162,500	$58,044,676
2003	58,359,295	40,038,019	31.4		16.78		1,535,000	14,016,641
2004	48,093,005	29,760,455	38.1		6.09		8,259,700	3,179,675
2005	50,811,376	23,481,703	53.8		3.00		13,803,000	68,282
2006	101,529,155	67,517,073	33.5		4.95		633,300	6,726,167
2007	36,269,125	18,868,574	48.0		2.43		—	—

Totals	$371,178,463	$245,691,739	33.8		6.60		$24,393,500	$82,035,441

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2008	2007	2008	2007
Revenues
Purchased receivable revenues, net	$54,853,983	$61,360,273	$232,900,782	$245,691,739
Gain on sale of purchased receivables	—	577,118	165,040	839,824
Other revenues, net	170,341	301,394	1,146,494	1,466,620

Total revenues	55,024,324	62,238,785	234,212,316	247,998,183

Expenses
Salaries and benefits	19,259,577	19,469,334	82,840,199	82,916,662
Collections expense	21,074,736	26,378,541	89,966,906	99,386,744
Occupancy	1,894,194	2,111,375	7,727,356	9,138,443
Administrative	2,362,025	2,679,581	10,510,635	10,529,482
Restructuring charges	—	342,283	—	906,497
Depreciation and amortization	1,004,300	1,032,709	3,954,802	4,274,932
Impairment of assets	170,692	266,667	616,343	266,667
Loss on disposal of equipment and other assets	210,102	132,679	221,865	136,832

Total operating expenses	45,975,626	52,413,169	195,838,106	207,556,259

Income from operations	9,048,698	9,825,616	38,374,210	40,441,924
Other income (expense)
Interest income	201	54,738	31,996	470,694
Interest expense	(3,128,587)	(3,385,812)	(13,023,938)	(8,145,456)
Other	7,274	99,449	21,896	151,154

Income before income taxes	5,927,586	6,593,991	25,404,164	32,918,316
Income taxes	2,146,351	2,642,397	9,680,968	12,511,803

Net income	$3,781,235	$3,951,594	$15,723,196	$20,406,513

Weighted average number of shares:
Basic	30,579,066	30,568,041	30,566,031	32,516,866
Diluted	30,581,939	30,769,614	30,592,317	32,604,100
Earnings per common share outstanding:
Basic	$0.12	$0.13	$0.51	$0.63
Diluted	$0.12	$0.13	$0.51	$0.63

Dividends per common share	$—	$—	$—	$2.45

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS

Cash	$6,042,859	$10,474,479
Purchased receivables, net	361,808,502	346,198,900
Income taxes receivable	3,934,029	4,181,245
Property and equipment, net	12,526,817	11,006,658
Goodwill and other intangible assets	16,776,188	17,464,688
Other assets	7,082,721	6,083,211

Total assets	$408,171,116	$395,409,181

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Accounts payable	$3,388,320	$3,377,068
Accrued liabilities	21,476,207	17,423,378
Income taxes payable	658,329	756,457
Notes payable	181,550,000	191,250,000
Deferred tax liability, net	64,470,002	60,164,784
Capital lease obligations	—	18,242

Total liabilities	271,542,858	272,989,929

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,169,552 and 33,119,597 at December 31, 2008 and December 31, 2007, respectively	331,696	331,196
Additional paid in capital	146,915,791	145,610,742
Retained earnings	35,188,314	19,465,118
Accumulated other comprehensive loss, net of tax	(4,664,862)	(2,012,127)
Common stock in treasury; at cost, 2,596,521 and 2,551,556 shares at December 31, 2008 and 2007, respectively	(41,142,681)	(40,975,677)

Total stockholders’ equity	136,628,258	122,419,252

Total liabilities and stockholders’ equity	$408,171,116	$395,409,181

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Asset Acceptance Capital Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended December 31,
	2008	2007
Cash flows from operating activities
Net income	$15,723,196	$20,406,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,954,802	4,274,932
Deferred income taxes	5,770,054	646,442
Share-based and other non-cash compensation expense	1,329,298	1,458,768
Net impairment of purchased receivables	13,040,736	24,393,500
Non-cash revenue	(575,006)	(756,671)
Loss on disposal of equipment and other assets	221,865	136,832
Gain on sale of purchased receivables	(165,040)	(839,824)
Impairment of assets	616,343	266,667
Changes in assets and liabilities:
(Decrease) increase in accounts payable and other accrued liabilities	(53,490)	981,779
(Increase) decrease in other assets	(338,935)	382,429
Increase (decrease) in income taxes	149,088	(189,362)

Net cash provided by operating activities	39,672,911	51,162,005

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(152,289,315)	(170,847,886)
Principal collected on purchased receivables	124,211,618	101,849,895
Proceeds from the sale of purchased receivables	167,405	842,594
Purchase of property and equipment	(5,658,784)	(2,377,522)
Proceeds from sale of property and equipment	7,800	276,638

Net cash used in investing activities	(33,561,276)	(70,256,281)

Cash flows from financing activities
Borrowings under notes payable	128,000,000	263,000,000
Repayment of notes payable	(137,700,000)	(88,750,000)
Payment of deferred financing costs	(660,575)	(2,315,096)
Repayment of capital lease obligations	(15,927)	(61,579)
Repurchase of common stock	(166,753)	(78,720,321)
Cash dividends paid	—	(74,891,700)

Net cash (used in) provided by financing activities	(10,543,255)	18,261,304

Net decrease in cash	(4,431,620)	(832,972)
Cash at beginning of period	10,474,479	11,307,451

Cash at end of period	$6,042,859	$10,474,479

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Supplemental disclosure of cash flow information
Cash paid for interest	$12,588,205	$6,647,856
Net cash paid for income taxes	$3,724,444	$12,176,983
Non-cash investing and financing activities:
Change in fair value of swap liability	$4,117,571	$3,126,003
Change in unrealized loss on cash flow hedge	$(2,652,735)	$(2,012,127)